Exhibit 99.1

Cancer Genetics Reports Record Third Quarter 2017 Revenue and 134% Increase in Contracted Bookings from Major Biotech and Pharmaceutical Companies

Company Also Increased Number of Clinical Trials and Studies it Supports to 191, up 59%

Actively Working with 9 of Top 10 Biopharma Companies Globally

Revenue Increased 19% to $8.0 Million, Gross Margin Improved to 43%

Conference call at 8:30 a.m. EST, Thursday, November 9, 2017

RUTHERFORD, N.J., November 9, 2017 — Cancer Genetics, Inc. (Nasdaq: CGIX), a leader in enabling precision medicine for oncology through molecular markers and diagnostics, today announced financial and operating results for the third quarter and nine months ended September 30, 2017.

Mr. Panna Sharma, President and CEO of CGI commented, “During the third quarter of 2017 we continued to advance our business growth through execution of targeted strategic initiatives. We are pleased to have delivered a record quarter of revenue along with a significant bottom line improvement, and are committed to achieving profitability in the near-term.

“Cancer Genetics continues to be a leader in working with biopharma companies to realize the potential of precision oncology and to bring new, life-saving therapies to patients across a wide range of oncology indications. Our 134% increase in contracted revenue is illustrative of the high value the biopharma industry puts on the expertise that CGI brings to drug development, as well as the strategic focus of the Company to be the premier partner for drug discovery and development in oncology. We are extremely proud to be actively working with nine of the top ten biopharma companies, which is a testament to our unique business model and capabilities.”

Mr. Sharma continued, “Our acquisition of vivoPharm is an excellent example of our commitment as we seek to broaden and deepen our business, reduce the timeline to bring new cancer therapies to the marketplace and increase our value to the oncology community. We believe these efforts will also create value for our shareholders. The integration of the vivoPharm acquisition is on-track and will deliver a full quarter of results and additional revenue in the fourth quarter of 2017. This acquisition is another milestone in the execution of our strategy to develop the Company into the bench-to-bedside leader in personalized oncology.

“We will continue to drive our growth initiatives as we move toward increasing our market share and achieving profitability. We believe we are optimally positioned to grow our business as we become the partner of choice for oncology drug developers, cancer centers and clinicians.”

THIRD QUARTER FINANCIAL HIGHLIGHTS

•      Total revenues were $8.0 million, up 19% over Q3 2016 revenues of $6.8 million, with $4.2 million from Biopharma Services, $2.9 million from Clinical Services and $1.0 million from Discovery Services

•      Gross profit margin increased to 42.9%, up from 34.2% in Q3 2016

•      Operating loss in Q3 2017 was ($3.2) million, a 21% improvement year-over-year from ($4.0) million in Q3 2016

•      Net loss was ($0.6) million for Q3 2017, compared to a net loss of ($3.7) million for Q3 2016

•      Total operating expenses for Q3 of 2017 were $6.6 million, an increase of 4% from $6.3 million during Q3 2016, driven by the inclusion of operating and integration expenses attributable to the vivoPharm acquisition, reorganization of technology, and ongoing portfolio development efforts

•      Net loss per share was ($0.15) in Q3 2017, an improvement of 35% compared to ($0.23) in Q3 2016

•      Cash and cash equivalents of $4.8 million as of September 30, 2017

•      Signed $16 million equity purchase arrangement, of which $3 million has been drawn

THIRD QUARTER AND RECENT OPERATIONAL HIGHLIGHTS

•      Made significant progress in the integration of vivoPharm; immediately accretive to operating results; bolsters CGI’s bench-to-bedside capabilities and contributes growth opportunities with global customer base of biopharma partners

•      Third quarter test count increased 11% year-over-year to 13,726, bringing total year-to-date test count to 40,451

•      Total Clinical Services test volumes increased to 7,373, compared to 7,334 tests in the third quarter of 2016

•      Supporting 191 biopharma projects with nine of the top 10 pharmaceutical companies, an increase from 111 in the same period last year

•      Achieved $8.2 million in new contract bookings from biotech and pharma customers; compared to $3.5 million in Q3 2016, an increase of 134%

•      Book-to-bill ratio for biopharma and discovery services was 1.6 for the third quarter 2017

•      Awarded 25th contract by leading biotech and pharma companies developing combination therapies using immuno-oncology

•      Launched AntigenID™, a leading neoantigen discovery service offering that has the potential to accelerate immuno-oncology drug development and pinpoint patient response

•      Launched FDA-approved universal companion diagnostic for lung cancer leveraging our collaborator Thermo Fisher’s next generation sequencing panel Oncomine Dx Target Test

•      CGI is one of the first to offer the novel, FDA-approved Oncomine Dx Target Test to the global medical community

THIRD QUARTER 2017 FINANCIAL RESULTS

The company reported total revenue of $8.0 million for the third quarter of 2017, an increase of 19% compared to revenue of $6.8 million in third quarter of 2016. The revenue increase was primarily driven by increased revenue in each line of business including Biopharma Services, Clinical Services, and Discovery Services, including the impact of the vivoPharm acquisition which contributed $0.8 million in the second half of the third quarter, since the date of acquisition.

Biopharma Services revenue totaled $4.2 million in the third quarter, compared to $3.8 million during Q3 2016, an increase of 10%. Additionally, the company increased the number of clinical studies and trials it is supporting to 191, up 59% from Q3 2016.

Clinical Services revenue increased 7% in the third quarter of 2017 over the same period in 2016, from $2.7 million to $2.9 million. The growth was driven by an increase in clinical test volumes from 7,334 in Q3 2016 to 7,373 in the third quarter of 2017.

Discovery Services contributed an additional $1.0 million in revenue for the third quarter of 2017, a 280% increase over Q3 2016, driven by the addition of vivoPharm revenue and significant demand for discovery solutions by research institutions where next-generation sequencing is combined with novel bioinformatics analysis. Discovery Services for global customers are performed in India, Australia, China and the U.S.; and provides genomic and bioinformatics support for global discovery and pre-clinical initiatives.

Gross profit margin increased to 42.9% or $3.4 million compared to 34.2% or $2.3 million in Q3 2016. The gross margin improvement was primarily driven by improved staff utilization as the company continues to optimize the integration of prior acquisitions and stronger purchasing power as lab operations expand.

Total operating expenses for Q3 of 2017 were $6.6 million, an increase of 4% compared to $6.3 million during Q3 2016.  While revenues increased by 19% in the comparable periods, operating expenses remained relatively flat by gaining operating leverage through staffing efficiencies and absorption of fixed costs.

Net loss was $0.6 million or $0.15 per share for the third quarter of 2017, compared to a net loss of $3.7 million or $0.23 per share for the third quarter of 2016, primarily impacted by a non-cash adjustment of $2.8 million related to the valuation of derivative warrant liabilities.

Cash and cash equivalents totaled $4.8 million as of September 30, 2017, compared to $9.5 million as of December 31, 2016. On August 14, 2017, the Company entered into a common stock purchase agreement with Aspire Capital Fund, LLC, through which Aspire Capital has committed to purchase up to an aggregate of $16 million of CGIX common shares (of which $3 million was drawn on August 15, 2017, and filed in Form 8-K) over a two-year period, subject to certain transaction-related conditions.

NINE MONTHS 2017 FINANCIAL RESULTS

For the first nine months of 2017 revenues were $21.6 million as compared to $19.8 million for the first nine months of 2016, a 9% increase.  The Company reported a gross margin in the nine month period ended September 30, 2017 of 41% compared to 35% in the same period last year, an improvement of 6 percentage points.  Total operating expenses declined $2.3 million or 12% to $17.9 million for the nine months ended September 30, 2017.  Net loss was $13.0 million or $0.65 per share for the nine month period of 2017, compared to a net loss of $13.0 million or $0.88 per share for the corresponding year ago period.

UPCOMING EVENTS

•      The Company will be delivering two oral presentations at a workshop hosted by CGI collaborator Thermo Fisher Scientific at the AMP Annual Meeting in Salt Lake City, Utah November 16-18. Investors and analysts attending the meeting are welcome to visit with Company management at the Cancer Genetics booth, #908.

•      The Company will be attending and presenting at the American Society of Hematology (ASH) Annual Meeting in Atlanta, Georgia December 9-12.

•      The Company will be presenting at two investor conferences in December

CONFERENCE CALL & WEBCAST

Thursday, November 9, 2017, 8:30 a.m. Eastern Time
Domestic:	888-394-8218
International:	323-701-0225
Conference ID:	6714868
Webcast:	http://public.viavid.com/index.php?id=127177

Replays — Available through November 23, 2017
Domestic:	844-512-2921
International:	412-317-6671
Conference ID:	6714868

ABOUT CANCER GENETICS

Cancer Genetics, Inc. is a leader in enabling precision medicine in oncology from bench to bedside through the use of oncology biomarkers and molecular testing. CGI is developing a global footprint with locations in the US, India, Australia and China. We have established strong clinical research collaborations with major cancer centers such as Memorial Sloan Kettering, The Cleveland Clinic, Mayo Clinic, Keck School of Medicine at USC and the National Cancer Institute.

The Company offers a comprehensive range of laboratory services that provide critical genomic and biomarker information. Its state-of-the-art reference labs are CLIA-certified and CAP-accredited in the US and have licensure from several states including New York State.

For more information, please visit or follow us:

Internet: www.cancergenetics.com
Twitter: @Cancer Genetics
Facebook: www.facebook.com/CancerGenetics

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to future financial and/or operating results, future growth in revenues, margins, research, technology, clinical development and potential opportunities for Cancer Genetics, Inc. tests and services, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements.

Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, risks of cancellation of customer contracts or bookings or discontinuance of trials, risks that anticipated benefits from acquisitions will not be realized, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, maintenance of intellectual property rights and other risks discussed in the Cancer Genetics, Inc. Form 10-K for the year ended December 31, 2016 along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements.

Cancer Genetics, Inc. and Subsidiaries

Consolidated Statements of Operations and Other Comprehensive Loss (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$8,028	$6,750	$21,598	$19,819
Cost of revenues	4,588	4,444	12,831	12,832
Gross profit	3,440	2,306	8,767	6,987
Operating expenses:
Research and development	981	1,594	3,080	4,806
General and administrative	4,346	3,701	11,352	11,677
Sales and marketing	1,301	1,054	3,437	3,731
Total operating expenses	6,628	6,349	17,869	20,214
Loss from operations	(3,188)	(4,043)	(9,102)	(13,227)
Other income (expense):
Interest expense	(350)	(111)	(797)	(344)
Interest income	10	4	37	21
Change in fair value of acquisition note payable	105	18	(114)	119
Change in fair value of warrant liability	2,790	712	(3,927)	729
Other expense	—	(325)	(46)	(325)
Total other (expense)	2,555	298	(4,847)	200
Loss before income taxes	(633)	(3,745)	(13,949)	(13,027)
Income tax (benefit)	—	—	(970)	—
Net (loss)	$(633)	$(3,745)	$(12,979)	$(13,027)
Basic net (loss) per share	$(0.03)	$(0.23)	$(0.65)	$(0.88)
Diluted net (loss) per share	$(0.15)	$(0.23)	$(0.65)	$(0.88)
Basic weighted-average shares outstanding	21,577	16,519	20,059	14,868
Diluted weighted-average shares outstanding	22,359	16,519	20,059	14,868

Net (loss)	(633)	(3,745)	(12,979)	(13,027)
Foreign currency translation (loss)	(1)	—	(1)	—
Comprehensive (loss)	(634)	(3,745)	(12,980)	(13,027)

Cancer Genetics, Inc. and Subsidiaries

Consolidated Balance Sheets (Unaudited)

(in thousands, except par value)

	September 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,807	$9,502
Accounts receivable, net of allowance for doubtful accounts of 2017 $2,277; 2016 $1,387	15,797	11,748
Other current assets	2,881	2,174
Total current assets	23,485	23,424
FIXED ASSETS, net of accumulated depreciation	6,009	4,738
OTHER ASSETS
Restricted cash	300	300
Patents and other intangible assets, net of accumulated amortization	8,356	1,503
Investment in joint venture	247	268
Goodwill	14,158	12,029
Other	1,415	172
Total other assets	24,476	14,272
Total Assets	$53,970	$42,434
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$9,314	$8,148
Obligations under capital leases, current portion	271	109
Deferred revenue	109	789
Line of credit	2,000	—
Term note, current portion	—	2,000
Total current liabilities	11,694	11,046
Term note	4,936	2,654
Obligations under capital leases	726	374
Deferred rent payable and other	181	290
Warrant liability	4,167	2,018
Deferred revenue, long-term	1,130	428
Total Liabilities	22,834	16,810
STOCKHOLDERS’ EQUITY
Preferred stock, authorized 9,764 shares, $0.0001 par value, none issued	—	—
Common stock, authorized 100,000 shares, $0.0001 par value, 24,252 and 18,936 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	2	2
Additional paid-in capital	158,068	139,576
Accumulated other comprehensive (loss)	(1)	—
Accumulated (deficit)	(126,933)	(113,954)
Total Stockholders’ Equity	31,136	25,624
Total Liabilities and Stockholders’ Equity	$53,970	$42,434

Non-GAAP Financial Information

In addition to disclosing financial results in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains non-GAAP financial measures that we believe are helpful in understanding and comparing our past financial performance and our future results. The non-GAAP financial measures disclosed by the Company exclude the non- operating changes in the fair value of derivative instruments. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. The non-GAAP financial measures in this press release include Adjusted Net (Loss) and the related adjusted basic and diluted per share amounts.

	Three Months Ended September 30,
	2017	2016
Reconciliation of net (loss):
Net (loss)	$(633)	$(3,745)
Adjustments:
Change in fair value of acquisition note payable	(105)	(18)
Change in fair value of warrant liability	(2,790)	(712)
Adjusted net (loss)	$(3,528)	$(4,475)
Reconciliation of basic net (loss) per share:
Basic net (loss) per share	$(0.03)	$(0.23)
Adjustments to net (loss)	(0.13)	(0.04)
Adjusted basic net (loss) per share	$(0.16)	$(0.27)
Basic weighted-average shares outstanding	21,577	16,519
Reconciliation of diluted net (loss) per share:
Diluted net (loss) per share	$(0.15)	$(0.23)
Adjustments to net (loss)	(0.01)	(0.04)
Adjusted diluted net (loss) per share	$(0.16)	$(0.27)
Diluted weighted-average shares outstanding	22,359	16,519

	Nine Months Ended September 30,
	2017	2016
Reconciliation of net (loss):
Net (loss)	$(12,979)	$(13,027)
Adjustments:
Change in fair value of acquisition note payable	114	(119)
Change in fair value of warrant liability	3,927	(729)
Adjusted net (loss)	$(8,938)	$(13,875)
Reconciliation of basic and diluted net (loss) per share:
Basic and diluted net (loss) per share	$(0.65)	$(0.88)
Adjustments to net (loss)	0.20	(0.05)
Adjusted basic and diluted net (loss) per share	$(0.45)	$(0.93)
Basic and diluted weighted-average shares outstanding	20,059	14,868

INVESTOR CONTACTS:

Lee Roth / Robert Flamm

The Ruth Group

Tel: 646-536-7012 / 7017

Email: lroth@theruthgroup.com / rflamm@theruthgroup.com

Media:

Kirsten Thomas

The Ruth Group

Tel: 508-280-6592

Email: kthomas@theruthgroup.com